Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-131742) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-132287) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-124098) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-118941) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-108359) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-101165) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-100023) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 131767) of Inergy, L.P.,

•	Registration Statement (Form S-8 No. 333-83872) of Inergy, L.P.,

•	Registration Statement (Form S-3 No. 333-132287-11) of Inergy Finance Corp., and

•	Registration Statement (Form S-3 No. 333-118941-02) of Inergy Finance Corp.

of our report dated November 30, 2006, with respect to the balance sheet of Inergy GP, LLC included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Kansas City, Missouri

December 18, 2006